Exhibit 10.16

BOWMAN CONSULTING GROUP LTD.

2021 EXECUTIVE OFFICERS LONG TERM INCENTIVE PLAN

SECTION 1.

ESTABLISHMENT, OBJECTIVES AND DURATION

1.1

ESTABLISHMENT.  Bowman Consulting Group Ltd. (the “Company”) hereby establishes the Bowman Consulting Group Ltd. 2021 Executive Officers Long Term Incentive Plan (the “Officers LTIP”) as set forth herein.  The Officers LTIP is established under the Company’s 2021 Omnibus Equity Incentive Plan (the “Equity Plan”), is subject to the terms and conditions thereof and shall be effective as of the date of adoption of a resolution approving such by the Committee (the “Effective Date”).

1.2

PURPOSE.  The purpose of the Officers LTIP is to attract, retain and motivate key officers and employees through the grant of equity-based awards that reward Company performance over a period greater than one year and align their interests with long-term stockholder value.

1.3	DURATION. The plan shall remain in effect, subject to the right of the Committee to amend or terminate the Officers LTIP pursuant to Section 5, until five (5) years following its Effective Date.
1.4

CONFLICT OR INCONSISTENCY.  In the event of any conflict or inconsistency between the terms and provisions of this Officers LTIP and the terms and provisions of the Equity Plan, the terms of the Equity Plan shall control.  In the event of any conflict or inconsistency between the terms and provisions of this Officers LTIP and the terms and provisions of any Employment Agreement, the terms and provisions of the applicable Employment Agreement shall control.

SECTION 2.

DEFINITIONS

Capitalized terms used in this Officers’ LTIP shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Equity Plan or in the applicable Employment Agreement, as applicable:

2.1

ACCUMULATED SHARES means, for a given trading day, the sum of (i) one (1) share and (ii) a cumulative number of shares of a Peer Company’s common stock, if any, purchased with dividends declared on that Peer Company’s common stock, assuming same day reinvestment of the dividends in the common stock of a Peer Company at the closing price on the ex-dividend date, with respect to ex-dividend dates during the Opening Average Period or between the first and last dates of the Performance Period as applicable.

2.2	CLOSING AVERAGE PERIOD means the twenty (20) trading days immediately preceding the final day of a Performance Period.
2.3

CLOSING AVERAGE SHARE VALUE means the average, over the trading days in the Closing Average Period, of the Closing price of a company’s stock multiplied by the Accumulated Shares for each trading day during the Closing Average Period.

2.4

COMMITTEE means the Compensation Committee of the Board, or such other committee as shall be appointed by the Board as provided in Section 3 of the Equity Plan to administer the Equity Plan, or in the absence of either, the Board.

2.5

EARLY RETIREMENT means an LTIP Participant’s Retirement from employment with at least five (5) years of continuous combined service with the Company and/or a Predecessor, and with the consent of the independent members of the Board of Directors of the Company, and that is either (a) on or before May 7, 2024 (or in the case of the CEO on or before May 7, 2026) or (b) prior to the LTIP Participant having attained combined years of age and years of service with the Company and/or a Predecessor of seventy (70) or more.

2.6	EFFECTIVE DATE means the date specified in Section 1.1 of this Officers LTIP.
2.7	EMPLOYMENT AGREEMENT means an employment agreement to which an LTIP Participant and the Company are parties.
2.8	LTIP AWARD means an Award granted to an LTIP Participant pursuant to this Officers LTIP.
2.9	LTIP PARTICIPANT means a Named Executive Officer or other Employees as designated by the Committee to participate in the Officers LTIP.
2.10	LTIP TERMS means the terms of any applicable Employment Agreement, the Equity Plan, and this Officers LTIP considered collectively with conflicts being resolved pursuant to Section 1.4.
2.11

MAXIMUM EQUITY AWARD means the maximum value of annual equity award expressed in dollars as specified in an applicable Employment Agreement or if no Employment Agreement applies as determined by the Committee.

2.12	NAMED EXECUTIVE OFFICERS means the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Chief Legal Officer.
2.13	OPENING AVERAGE PERIOD means the twenty (20) trading days immediately preceding the first day of a Performance Period.
2.14

OPENING AVERAGE SHARE VALUE means the average, over the trading days in the Opening Average Period, of the closing price of a company’s stock multiplied by the Accumulated Shares for each trading day during the Opening Average Period.

2.15	PEER COMPANIES shall be determined by the Committee prior to each applicable Performance Period and initially means the following companies:

Atlas Technical Consultants, Inc.

Construction Partners, Inc.

Dawson Geophysical, Inc.

Exponent, Inc.

Hill International, Inc.

ION Geophysical Corporation

Iteris, Inc.

Montrose Environmental Group, Inc.

Nuverra Environmental Solutions, Inc.

NV5 Global, Inc.

Ranger Energy Services, Inc.

The Hackett Group, Inc.

Willdan Group, Inc.

2.16	PERFORMANCE BASED AWARD means an LTIP Award in the form of Restricted Stock Units pursuant to Section 8 of the Equity Plan.
2.17

PERFORMANCE PERIOD means the three (3) calendar years, January 1 through December 31, beginning with the calendar year in which the Performance Based Award was granted, provided, however, that for Performance Based Awards granted in 2021, the Performance Period shall be November 1, 2021 through December 31, 2023.

2.18	PREDECESSOR means an entity which the Company has acquired, directly or indirectly, through merger, consolidation, or the purchase of substantially all the asset or voting stock.
2.19	RELATIVE TOTAL SHAREHOLDER RETURN means the Company’s Total Shareholder Return (“TSR”) relative to the TSR of the Peer Companies, as further defined in Section 7.7 herein.
2.20

RETIREMENT or RETIRES means, with the consent of the Committee, an LTIP Participant’s termination of employment with the Company other than for Cause after May 7, 2024 (or in the case of the CEO after May 7, 2026) provided that the LTIP Participant (i) gave at least three-months prior written notification to the Company of intention to terminate employment, (ii) has attained the age of 55, (iii) has accrued five (5) or more years of continuous service with the Company and/or a Predecessor, and (iv) has combined years of age and years of service with the Company and/or a Predecessor of seventy (70) or more.

2.21

TARGET EQUITY AWARD means the target value of annual equity award as of the beginning date of a Performance Period, expressed in dollars as specified in an applicable Employment Agreement or if no Employment Agreement applies as determined by the Committee.  Initial Award Period Target Equity Awards are shown on Exhibit A.

2.22

THRESHOLD EQUITY AWARD means the threshold value of annual equity award expressed in dollars as specified in an applicable Employment Agreement or if no Employment Agreement applies as determined by the Committee.

2.13	TIME BASED AWARD means an LTIP Award in the form of Shares of Restricted Stock pursuant to Section 8 of the Equity Plan.
2.14

TOTAL SHAREHOLDER RETURN (“TSR”) means, for each of the Company and the Peer Companies, the company’s total shareholder return expressed as a percentage, which will be calculated by dividing (i) the Closing Average Share Value by (ii) the Opening Average Share Value and subtracting one from the quotient.

SECTION 3.

ADMINISTRATION

3.1	OFFICERS LTIP ADMINISTRATION. The Committee shall administer the Officers LTIP pursuant to Section 3 of the Equity Plan.

SECTION 4.

ELIGIBILITY AND PARTICIPATION

4.1

ELIGIBILITY.  Persons eligible to participate in the Officers LTIP include Named Executive Officers and other Employees as designated by the Committee subject to the provisions of Section 5.1 of the Equity Plan.

4.2

PARTICIPATION.  Subject to the provisions of the Equity Plan, the Committee shall determine and designate, from time to time, the LTIP Participants to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award.

SECTION 5.

AMENDMENT, MODIFICATION, AND TERMINATION

5.1

AMENDMENT, MODIFICATION, AND TERMINATION.  Except as otherwise provided in the Equity Plan and subject to Section 5.2 below, at any time the Committee may wholly or partially amend, modify, suspend, or terminate the Officers LTIP.

5.2

AWARDS PREVIOUSLY GRANTED.  Without the written (or electronic) consent of the LTIP Participant holding such Award there shall be no termination, amendment, suspension, or modification of the Officers LTIP, other than to the least extent necessary to comply with applicable U.S. or foreign laws, that adversely affects in any material way any LTIP Award previously granted under the Officers LTIP.

SECTION 6.

TIME BASED AWARDS

6.1

PARTICIPATION.  The Company’s Chief Operating Officer, Chief Financial Officer, Chief Legal Officer and other LTIP Participants as designated by the Committee shall be eligible to receive Time Based Awards.

6.2	TYPE OF AWARD. Time based awards shall be in the form of shares Company restricted stock.
6.3

DATE OF GRANT, FAIR MARKET VALUE OF AWARD, AND VESTING.  Time Based Awards shall be granted by the Committee annually within three months after the end of each  calendar year beginning after the Effective Date.  Unless otherwise determined by the Committee, Time-Based Awards shall have a Fair Market Value equal to twenty-five percent (25.00%) of the Target Equity Award and shall vest as follows:

Vesting Date	Percent of Restricted Shares Vesting
December 31 of the year of grant	33.33%
Last day of subsequent calendar quarter	41.67%
Last day of subsequent calendar quarter	50.00%
Last day of subsequent calendar quarter	58.33%
Last day of subsequent calendar quarter	66.67%
Last day of subsequent calendar quarter	75.00%
Last day of subsequent calendar quarter	83.33%
Last day of subsequent calendar quarter	91.66%
Last day of subsequent calendar quarter	100.00%

If prior to any of the vesting dates set forth immediately above an LTIP Participant (i) dies, (ii) terminates employment due to Disability, (iii) terminates employment as a result of a Change in Control, and subject to provisions in his or her Employment Agreement related thereto, (iv) terminates employment for Good Reason, or (v) Retires either by Retirement or Early Retirement, then such LTIP Participant shall be 100% vested with respect to any Time Based Award granted prior to such event.  If an LTIP Participant is not employed by the Company on a Vesting Date and none of the above are true, then the LTIP Participant shall forfeit any unvested portion of any Time Based Award granted prior to termination of employment.

SECTION 7.

PERFORMANCE BASED AWARDS

7.1	PARTICIPATION. The Named Executive Officers and other LTIP Participants as designated by the Committee shall be eligible to receive Performance Based Awards.
7.2

TYPE OF AWARD.  Performance Based Awards shall be in the form of Performance-Based Restricted Stock Units (“PSU”) with each PSU representing the right to receive, upon the terms and conditions of the Performance-Based Restricted Stock Unit Agreement between the LTIP Participant and the Company, one share of common stock of the Company.

7.3

DATE OF GRANT. Performance Based Awards shall be granted by the Committee annually within three months after the end of each calendar year, provided that for calendar year 2021, the Performance Based Award shall be granted on November 1, 2021.

7.4	FAIR MARKET VALUE OF AWARD. Unless otherwise determined by the Committee, Performance Based Awards shall have a Fair Market Value on the date of Grant as follows:

LTIP Participant Position	Fair Market Value of Performance Based Award
Chief Executive Officer	2.00 x Target Equity Award
Chief Operating Officer	1.75 x Target Equity Award
Chief Financial Officer	1.75 x Target Equity Award
Chief Legal Officer	1.75 x Target Equity Award

7.5	PERFORMANCE PERIODS. Total Shareholder Return shall be measured for the Company and for the Peer Companies over the Performance Period.
7.6	VESTING AND SETTLEMENT PROVISIONS.
7.6.1

Provided that on the date the applicable Performance Period ends, and subject to any contrary provisions in the LTIP Participant’s employment agreement, if the LTIP Participant either (i) has died, (ii) has terminated employment due to Disability, (iii) has terminated employment pursuant to a Change in Control, subject to provisions in his or her Employment Agreement related thereto, or (iv) has terminated employment for Good Reason, the LTIP Participant shall be entitled to all unvested Performance Based Awards issued prior thereto which shall vest at the 55th percentile level.

7.6.2

If the LTIP Participant Retires on or after July 1 of any calendar year, either by Retirement or Early Retirement, then he or she shall be entitled, upon their vesting as provided below, to all Performance Based Awards issued during the calendar year two years prior, to two-thirds (2/3) of Performance Based Awards issued during the immediately prior calendar year, and to  one-third (1/3) of Performance Based Awards issued during the year of Retirement or Early Retirement, and the balance of Performance Based Awards issued during the immediately prior calendar year and the year of Retirement or Early Retirement shall be forfeited.  If the LTIP Participant Retires prior to July 1 of any calendar year, either by Retirement or Early Retirement, then he or she shall be entitled, upon their vesting as provided below, to all Performance Based Awards issued during the calendar year two years prior, to one-third (1/3) of Performance Based Awards issued during the immediately prior calendar year, and to none of the Performance Based Awards issued during the year of Retirement or Early Retirement, and the balance of Performance Based Awards issued during the immediately prior calendar year and the year of Retirement or Early Retirement shall be forfeited.

7.6.3

If on the date the applicable Performance Period ends an LTIP Participant is not employed by the Company and the reason for termination of employment is other than due to death, Disability, Good Reason, a Change in Control subject to provisions in his or her Employment Agreement related thereto, or having attained Retirement or Early Retirement status, then he or she shall forfeit the Performance Based Awards applicable to such Performance Period.

7.6.4

Performance Based Awards shall vest and be settled as promptly as practicable after the Committee has approved the calculation of Relative Total Shareholder Return for the applicable Performance Period.  Vesting shall be based by multiplying the number of Performance Based Restricted Stock Units issued to the LTIP Participant for such Performance Period by the Vesting % Level determined by the following formula:

Relative Total Shareholder Return at end of Performance Period	Vesting % Level
75th Percentile or higher	100%
55th Percentile	50%
35th Percentile	25%
Below 35th Percentile	0%

For the Chief Executive Officer, between the 35th Percentile and the 55th Percentile the Vesting Level shall be extrapolated at the rate of 1.25% for each 1% increase in Percentile, and between the 55th Percentile and the 75th Percentile the Vesting Level shall be extrapolated at the rate of 2.5% for each 1% increase in Percentile.  For the Chief Operating Officer, Chief Financial Officer and Chief Legal Officer, between the 35th Percentile and the 55th Percentile the Vesting Level shall be extrapolated at the rate of 1.524% for each 1% increase in Percentile, and between the 55th Percentile and the 75th Percentile the Vesting Level shall be extrapolated at the rate of 2.857% for each 1% increase in Percentile.  The Vesting Percentage Level may not be more than 100%.  Any Performance Based Award that is not vested shall be forfeited.

7.7

RELATIVE TOTAL SHAREHOLDER RETURN. Relative TSR will be determined by Committee and based on ranking the Company and the Peer Companies from highest to lowest according to their respective TSR’s.  After this ranking, the percentile performance of the Company relative to the Peer Companies will be determined as follows:

P = 1 – ((R – 1) / (N – 1))

where: “P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding; “N” represents the remaining number of Peer Companies plus the Company; and “R” represents the Company’s ranking among the Peer Companies.  By way of example, if there are 24 Peer Companies and the Company ranked 7th, the performance would be at the 75th percentile: 1 – ((7 – 1) / (25 – 1)).

7.8	PEER COMPANIES. The Committee may make such changes to Peer Companies as it may deem appropriate, including, but not limited to, the following:
7.8.1	In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company.
7.8.2

In the event of a merger of a Peer Company with an entity that is not a Peer Company, or the acquisition of business combination transaction by or with a Peer Company, or with an entity that is not a Peer Company, in each case where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company.

7.8.3

In the event of a merger or acquisition or business combination transaction of a Peer Company by or with an entity that is not a Peer Company, a “going private” transaction involving a Peer Company or the liquidation of a Peer Company where the Peer Company is not the surviving entity or is no longer publicly traded, the company shall no longer be a Peer Company.

7.8.4	In the event of a bankruptcy of a Peer Company, such company shall remain a Peer Company.
7.8.5

In the event of a stock distribution from a Peer Company consisting of the shares of a new publicly traded company (a “spin-off”), the Peer Company shall remain a Peer Company and the stock distribution shall be treated as a dividend from the Peer Company based on the closing price of the shares of the spun-off company on the first day of trading.  The performance of the shares of the spun-off company shall not thereafter be tracked as a Peer Company for the purpose of calculating TSR.

7.9	For the purposes of calculating TSR, the value of any Peer Company shares traded on a foreign exchange will be converted to U.S. dollars.

SECTION 8.

ADMINISTRATION AND INTERPRETATION

8.1	Fractional Shares. Fractional shares shall not be issued, and any grant shall be rounded to the nearest whole share.
8.2

Incorporation of Equity Plan.  This Plan is to be interpreted in accordance with the terms of the Equity Plan, which are incorporated herein by reference, including without limitation provisions in the Equity Plan related to (a) choice of law, (b) successors and assignability, (c) rights of setoff and claw-back, (d) withholding of taxes, and (e) compliance with Internal Revenue Code Section 409A, and other provisions.